WTP Draft 3.27.22

SECURITY AND PLEDGE AGREEMENT

Dated: March __, 2022

THIS SECURITY AND PLEDGE AGREEMENT (the "Security Agreement") is made as of the date first appearing above by Pure Harvest Colorado, LLC, a Colorado limited liability company and direct wholly-owned subsidiary of Borrower (as hereinafter defined) ("PHCO"), and Sofa King Medicinal Wellness Products, LLC, a Colorado limited liability company and direct wholly-owned subsidiary of PHCO ("SKM", and collectively with PHCO, the "Obligors") in favor of each of the following lenders, (ii) [redacted] an individual ("[redacted]"); [redacted] an individual ("[redacted]"); [redacted] ("[redacted]); and [redacted] an individual ("[redacted]") (each individually a "Lender," and collectively the "Lenders").

Recitals

WHEREAS, Obligors are direct or indirect subsidiaries of Pure Harvest Corporate Group, Inc. ("Borrower");

WHEREAS, the relative rights and duties of the mangers, members and officers of PHCO (and all matters of governance relating to the authorization and approval of agreements such as this Agreement) are governed solely by the terms of a March 25, 2020 Operating and Management Agreement executed by Borrower, as sole member thereof, and PHCO (the "PHCO Operating Agreement"); the relative rights and duties of the mangers, members and officers of SKM (and all matters of governance relating to the authorization and approval of agreements such as this Agreement) are governed solely by the terms of a May 15, 2020 Operating and Management Agreement executed by PHCO, as sole member thereof, and SKM (the "SKM Operating Agreement" and, collectively with the PHCO Operating Agreement, the "Operating Agreements");

WHEREAS, contemporaneously with this Agreement and as a condition to the execution and delivery hereof, Obligors, as guarantors, have, on even date, executed and delivered to Lenders that certain Guaranty (the "Guaranty") whereby Obligors have agreed jointly and severally to unconditionally guarantee the full payment and satisfaction of certain Guaranteed Obligations (as defined in the Guaranty), in the manner and according to the terms and conditions specified in the Guaranty;

WHEREAS, contemporaneously with this Agreement Lenders, Borrower and the Obligors are entering into that certain Forbearance Agreement of even date pursuant to which Lenders have agreed to forbear from instituting certain collection or enforcement actions against Borrower and Obligors (as direct/indirect beneficiaries of funds advanced as well as subsequent transferees) as set forth therein (the "Forbearance Agreement");

WHEREAS, without making any financial commitment, Lenders and Obligors have agreed to discuss in good faith the potential terms on which Lenders might extend certain additional financing to Obligors (the "Additional Financing");

WHEREAS, Lenders would not enter into the Forbearance Agreement or discuss the Additional Financing absent the execution of both this Security Agreement and the Guaranty (collectively the "Guaranty Documents"); and

WHEREAS, the obligations of Obligors pursuant to the Guaranty Documents are referred to herein collectively as the "Obligations."

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, as well as other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of Security Interest Generally; Obligations. Obligors, for value received, hereby grant to Lenders a first priority security interest (the "Security Interest") in all of the property and assets described in Paragraph 2 and 3 to secure the payment and performance of the Obligations.

2. Pledge of Securities.

a. Without limiting the generality of the foregoing Section 1, and as a portion of the Collateral (as hereinafter defined) securing the payment and performance in full of all the Obligations, each Obligor hereby pledges and assigns to the Lenders and grants to Lenders, a lien on and security interest in and to, all of the right, title and interest of such Obligor in, to and under all "**Pledged Securities**" (defined below), including all proceeds and products thereof, all books and records at any time evidencing or relating to any of the foregoing, all supporting obligations related thereto, and all accessions of and to, substitutions and replacements for, and profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to such Obligor from time to time with respect to any of the foregoing.

b. In order to effect the grant of a perfected first priority security interest in the SKM Pledged Securities within three (3) days of the date hereof: (i) the Obligors shall, among other things, take all action necessary and required to amend the SKM Operating Agreement by deleting current Section 6(d) thereof and replacing same in full with the new Section 6(d), attached hereto as Exhibit A, and (ii) deliver to counsel for the Lenders for the ratable benefit of the Lenders, a certificate representing and evidencing the SKM Pledged Securities in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank, in the form attached hereto as Exhibit B.

c. Each Obligor hereby (i) consents to the extent required by the applicable Operating Agreement to the pledge by the Obligors, pursuant to the terms hereof, of the Pledged Securities and, upon the occurrence and during the continuance of a default hereunder, to the transfer of such Pledged Securities to the Lenders, with all the rights, powers and duties of a member thereunder and (ii) irrevocably waives any

and all provisions of the applicable Operating Agreement that conflict with the terms of this Agreement or prohibit, restrict, condition or otherwise affect the grant hereunder of any Security Interest on any of the Pledged Collateral or any enforcement action which may be taken in respect of any such security interest.

"Pledged Securities" means, collectively, with respect to each Obligor: (i) all issued and outstanding Equity Interests and Financial Assets (defined below) that are owned by such Obligor and all options, warrants, rights, agreements and additional Equity Interests of whatever class owned or acquired by such Obligor in any manner and from time to time, together with all claims, rights, privileges, authority and powers of such Obligor relating to such Equity Interests and the certificates, instruments and agreements representing such Equity Interests, expressly including, without limitation, the Equity Interests in SKM owned by PHCO.
"Equity Interests" means: (i) all of the shares of capital stock, partnership interests, limited liability company membership or other ownership profit interests in any entity, (ii) all of the warrants, options or other rights for the purchase or acquisition of shares of capital stock, partnership interests, limited liability company membership or other ownership profit interests in any entity, and (iii) all of the securities convertible into or exchangeable for shares of capital stock, partnership interests, limited liability company membership or other ownership profit interests in any entity, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
"Financial Asset" means: (i) a security; (ii) an obligation of a person or a share, participation, or other interest in a person or in property or an enterprise of a person, which is, or is of a type, dealt in or traded on financial markets, or which is recognized in any area in which it is issued or dealt in as a medium for investment; or (iii) any property that is held by a securities intermediary for another person in a securities account if the securities intermediary has expressly agreed with the other person that the property is to be treated as a Financial Asset under §4-8-102 of the Uniform Commercial Code, as enacted by the State of Colorado. As context requires, the term Financial Asset means either the interest itself or the means by which a person's claim to it is evidenced, including a certificated or uncertificated security, a security certificate, or a security entitlement.

3. Collateral. Obligors acknowledge and agree that this Security Agreement and any financing statement filed in connection with this Security Agreement is intended to cover and does cover all properties and assets of the Obligors of any kind, whether now owned or subsequently acquired or arising and all proceeds and products thereof (the "Collateral"), including but not limited to:

All real and personal property assets, including but not limited to all goods, inventory, equipment, machinery, tools, computers, furniture, minerals, fixtures, timber, agricultural products, aquacultural products or farm products, accounts, accounts receivable, work in process, chattel paper, documents, instruments, contracts, contract rights, permits, licenses, leases, lease rights, tax refunds, returned and/or unearned insurance premiums, reserve accounts, notes, notes receivable, rents receivable, general intangibles, intellectual property, patents, trademarks, copyrights, trade names, investment property, membership interests, stock, securities, financial assets, investment securities, securities entitlements, deposit accounts, certificates of deposit, fixtures, books, ledger cards, business records, files, customer lists, computer software, computer software licenses,

medical and retail marijuana or cannabis business licenses, computer generated and/or maintained data relating to any of the foregoing, and all other property, wherever located, now or hereafter belonging to either Obligor or in which either Obligor has any interest, to the extent of such interest and all products, produce, offspring, cash and non-cash proceeds, insurance proceeds, substitutions, replacements, replacement parts, additions and accessions of and/or to all of the foregoing.

For the avoidance of doubt, the foregoing definition of Collateral shall include, without limitation, any and all Units (including Voting Units and Equity Units) and other Equity Interests of SKM.

4. Obligors' Representations and Warranties. Obligors understand and acknowledge that Lenders, in extending the value received by Obligors, and in perfecting and continuing the Security Interest, are acting in reliance upon the representations and warranties set forth in this Security Agreement, and that such representations and warranties are of a material nature. Obligors hereby represent and warrant the following:

a. Each Obligor owns the Collateral, and possesses the power to transfer rights in the Collateral to the Lenders. Each Obligor's right and title in and to the Collateral are free of any claims, liens, security interests, restrictions on transfer or pledge, or other encumbrances other than those created by this Security Agreement or as permitted in writing by Lenders, except as expressly noted as follows: PH Invesco, LLC ("PH Invesco") filed UCC-1 financing statements with respect to each Obligor purporting to have a lien in the Obligor's assets (the "PH Invesco Financing Statements"). Each Obligor represents and warrants that such Obligor did not execute a security agreement or other document granting PH Invesco a security interest in its assets and that PH Invesco therefore does not have a valid lien in such assets.

b. Each Obligor agrees to indemnify and hold harmless Lenders from and against any cost or liability (including, but not limited to, reasonable attorneys' fees) which Lenders may incur as a result of any inaccuracy in any of the representations and warranties.

c. The only Equity Interests of SKM issued, outstanding or committed to be issued are the 100 Voting Units and the 100 Equity Units issued in the name of and owned and controlled by PHCO and listed on Schedule A of the SKM Operating Agreement. The only Equity Interests of PHCO issued, outstanding or committed to be issued are the 100 Voting Units and the 100 Equity Units issued in the name of and owned and controlled by PHCG and listed on Schedule A of the PHCO Operating Agreement.

5. No Disposition of Collateral. Obligors shall not transfer, sell, assign, lease, license or otherwise dispose of any of Obligors' rights or title in and to all or part of the Collateral and Obligors shall not grant or permit any other claim, lien, security interest, or other encumbrance to be created in or on the Collateral without the Lenders' prior written approval, except that Obligors may sell inventory in the ordinary course of Obligors' business on customary terms and at usual prices and may collect, as Lenders' agent, sums due on accounts and other evidences of debt that may be part of the Collateral until advised otherwise by Lenders. The Collateral shall remain personal property and, without the Lenders' prior written approval, Obligors shall not affix any of

the Collateral to any real property in any manner which would change its nature from that of personal property to real property or to a fixture. Solely for the purpose of this Security Agreement, any consent, approval, acceptance, opinion, judgment, decision, or other action or determination required of the Lenders herein shall be authorized upon the affirmative vote of three of the four individual Lenders.

6. Location, Maintenance and Inspection of Collateral. Obligors shall keep, store or regularly garage all the Collateral at locations approved by Lenders in writing. The Collateral is or will be kept at the Obligors' primary place of business except as provided herein. Obligors shall not move the Collateral to any other location without providing Lenders with at least ten (10) days' prior written notice of the change in location and, if the Collateral is moved to leased premises, with a written agreement in form and substance satisfactory to Lenders from all lessors (including sublessors) of such premises (i) subordinating the interest of such lessors and sublessors, if any, in the Collateral to that of Lenders, (ii) providing Lenders with written notice of any default under such lease and a reasonable opportunity to cure such default, and (iii) permitting Lenders or its agents to enter into the leased premises to inspect the Collateral, to take possession of the Collateral, and to remove the Collateral or to sell or otherwise dispose of the Collateral from the leased premises. The parties may inspect any Collateral in the other party's possession at any time upon reasonable notice.

7. Authorization to Lenders. Obligors authorize Lenders, or any person or entity acting on behalf of Lenders, without notice to or further consent by Obligors, to prepare and file financing statements and amendment statements and to take any and all other actions or to file any other documents as may be necessary in order to perfect, continue, amend and/or terminate the Security Interest. Obligors agree to execute any other or further documents or records and to take whatever other steps are required or requested by Lenders, and to cooperate with Lenders, to obtain, perfect and continue the Security Interest whether by filing, possession, control or otherwise, including, but not limited to, obtaining acknowledgments from third parties in possession of the Collateral that such third parties hold or will hold possession of the Collateral for the Lenders' benefit. Obligors shall deliver any Collateral comprising certificated Equity Interests to Lenders, which Collateral shall be held by Lenders as security. No Obligor shall execute, authorize or permit to be filed in any recording office any financing statement or other similar instrument covering all or any part of the Collateral or listing such Obligor as debtor with respect to all or any part of the Collateral, except financing statements and other instruments filed in respect of the security interest liens permitted hereunder.

8. Changes in Obligors. Except upon the prior written approval of Lenders, each Obligor shall not (i) change its legal name or conduct business under any other name(s) without prior written notice to Lenders, (ii) change or reorganize the type of business entity under which any Obligor does business, (iii) merge into or consolidate with any other entity, (iv) sell all or substantially all of any Obligor's assets, other than inventory sold in the ordinary course of Obligors' business on customary terms and at usual prices, (v) issue (or commit to issue) any Equity Interests or (vi) change any Obligor's jurisdiction of organization or amend or modify its Operating Agreement in any respect (except as required hereunder). If the name of any Obligor changes, then such Obligor will immediately provide Lenders with all appropriate documentation showing the change. If such prior written approval is given by Lenders, then each Obligor agrees

that all records required or requested by Lenders to perfect, continue, amend and/or terminate the Security Interest shall be prepared and filed before such change of name, change of business entity, merger or consolidation, sale of assets, or change of jurisdiction occurs.

9. Maintenance of Collateral. Obligors have the risk of loss of the Collateral. Accordingly, the Obligors shall (i) maintain all the Collateral in good condition, (ii) pay promptly all taxes, judgments, or charges of any kind levied or assessed on the Collateral, (iii) keep current all rent due on each premises where the Collateral is located, and (iv) maintain insurance on all the Collateral against hazards, in such amounts and with such companies as Lenders may require, all such insurance policies naming Lenders as an additional insured, in a manner satisfactory to Lenders. Obligors hereby assign to Lenders any proceeds of such policies and all unearned premiums thereon, and authorize and empower Lenders to collect such sums and to execute and endorse, in any applicable Obligors' name, all proofs of loss, drafts, checks and any other records necessary to accomplish such collections, and any persons or entities making payments to Lenders under the terms of this Paragraph are hereby relieved absolutely from any obligation to see to the application of any sums so paid.

10. Collection and Enforcement by Lenders. Subject to the Forbearance Agreement, Lenders shall have the right at any time, and regardless of whether a default has occurred:

a. To notify any Obligor to make payment or otherwise render performance to or for the benefit of Lenders.

b. To take any proceeds to which Lenders are entitled.

c. To enforce the obligations of any Obligor on the Collateral and to exercise any applicable Obligor's rights with respect to the obligations of the Obligors to make payment or otherwise render performance to Lenders.

d. If Lenders hold a Security Interest in a deposit account perfected by control, to apply the balance of the deposit account to the Obligations or to instruct the bank to pay the balance of the deposit account to or for the benefit of Lenders.

e. To require Obligors to assemble the Collateral and make it available to Lenders at a place to be designated by Lenders which is reasonably convenient to the parties, and to deliver to Lenders any and all certificates of title and other documents relating to the Collateral.

Lenders, however, shall have no duty to collect any income accruing on the Collateral or to preserve any rights relating to the Collateral. Lenders may deduct from the collections under this Paragraph the reasonable expenses of collection and enforcement, including reasonable attorneys' fees and legal expenses incurred by Lenders.

11. Default. The occurrence of any of the following shall, at the option of Lenders, be a default:

a. Any default under any of this Security Agreement, the Guaranty, or the Forbearance Agreement, or any of the other documents evidencing or securing any Obligor's performance of the Obligations, or if the full balance of the any Obligation becomes immediately payable under the terms of such documents, either automatically or by declaration of Lenders, provided that such default shall be subject to any applicable cure period permitted by such documents.

b. Any Obligor fails to pay or perform any Obligations or any part thereof in accordance with their terms, subject to any applicable cure period.

c. Any representation or warranty of Obligors contained in this Security Agreement is materially false or misleading.

d. Any Obligor disposes of the Collateral except as expressly permitted by this Security Agreement, or there is any attachment, execution, levy on, or other seizure of any of the Collateral except by Lenders.

e. Any Obligor or Borrower (i) becomes the subject of a proceeding under any bankruptcy or insolvency law, (ii) has a receiver or liquidator appointed for any part of such Obligor's business or assets, (iii) makes an assignment for the benefit of creditors, (iv) has any adverse change in financial condition or business operations that Lenders believe may materially affect any Obligor's ability to perform its obligations under this Security Agreement, or (v) becomes the subject of a civil or criminal action that Lenders believe may materially affect such Obligor's ability to perform its obligations under this Security Agreement.

f. Any Obligor fails to comply with, or becomes subject to, any administrative or judicial proceeding under any federal, state or local (i) hazardous waste or environmental law, (ii) asset forfeiture or similar law which can result in the forfeiture of property, or (iii) other law, where noncompliance may have a significant effect on the Collateral.

g. Lenders receive a search report indicating that the Security Interest is not fully and properly included in the lien position required by Lenders; provided, however, that any PH Invesco Financing Statements existing as of the execution of this Security Agreement shall not, by themselves, constitute a default under this subsection.

h. Obligors fail to do anything else required by, do anything prohibited by, or otherwise fail to comply with the terms of this Security Agreement;

Upon a default, Lenders may, in their sole discretion, cure the default and any expenditures made in connection with such purpose shall be due and payable to Lenders by Obligors.

12. <u>Rights and Remedies Upon Default</u>. After default, Lenders shall have all the rights, including remedies under the Uniform Commercial Code, as the same may be amended from time

to time. In addition, Lenders may pursue any right or remedy available at law or in equity or otherwise to collect, enforce or satisfy any of the Obligations, including, but not limited to:

a. Declaring all Obligations immediately due and payable, and requiring immediate payment of all amounts owing under the Guaranty.

b. Reducing a claim to judgment, foreclosing, or otherwise enforcing the claim or Security Interest by any available judicial procedure, including any ancillary remedies such as attachment, levy and garnishment, and if the Collateral is documents, proceeding either as to the documents or as to the goods they cover.

c. Taking possession of any Collateral not already in Lenders' possession, without demand and without legal process. Each Obligor grants to Lenders the right, for this purpose, to enter into or on any premises where Collateral may be located and to remove the Collateral. If the Collateral contains any accessions not covered by this Security Agreement at the time of possession, each Obligor agrees Lenders may take such accessions, provided that Lenders makes reasonable efforts to return them to such Obligor after possession. Upon Lenders' demand, each Obligor will assemble the Collateral and make it available to Lenders at a place to be designated by Lenders which is reasonably convenient to both parties, and Obligors will deliver to Lenders any and all certificates of title and other documents relating to their respective Collateral.

d. Without removal, rendering any equipment unusable and disposing of the Collateral on an Obligor's premises.

e. Regardless of whether Lenders take possession of the Collateral, selling, leasing, licensing or otherwise disposing of the Collateral in its present condition or following any commercially reasonable preparation or processing (provided, however, that Lenders have no obligation to prepare or otherwise process the Collateral), at public or private sale or disposition in accordance with the Uniform Commercial Code. Lenders shall give Obligors such notice of any private or public sale or disposition as may be required by the Uniform Commercial Code. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, notice shall be deemed reasonable if given at least fifteen (15) days before the sale or disposition. Lenders may sell the Collateral without giving any warranties as to the Collateral, and Lenders may specifically disclaim any warranties, including warranties of title. If Lenders sell any of the Collateral upon credit, Obligors will be credited only with payments actually made by the purchaser, received by Lenders and applied to the Obligations, and if the purchaser then fails to pay for the Collateral, Lenders may resell the Collateral and Obligors shall be credited with the proceeds of the sale.

f. Purchasing Collateral at a public disposition or at a private disposition if the Collateral is of a kind that is (i) customarily sold on a recognized market or (ii) the subject of widely distributed standard price quotations. If Lenders purchase any of

the Collateral being sold, Lenders may pay for the Collateral by crediting some or all of the Obligations.

g. Accepting Collateral in full or partial satisfaction of the Obligations, subject to the applicable Obligor's consent or failure to object after notification.

If after application of the proceeds of any sale or disposition of the Collateral, there is any balance owing on the Obligations, then the Obligors remain jointly and severally liable for that deficiency.

Lenders may comply with any applicable federal, state or local laws in connection with a sale or disposition of the Collateral, and such compliance will not be considered to affect adversely the commercial reasonableness of such sale or disposition. Lenders shall have no obligation to attempt to satisfy the Obligations by collecting them from any other person liable for them, Lenders may release, continue, substitute, modify or waive any collateral provided by any other person to secure any of the Obligations, and Lenders may release or enter into a compromise with any other person liable for any of the Obligations, all without affecting Lenders' rights and remedies against Obligors. Lenders shall have no obligation to marshal any assets in favor of Obligors or against or in payment of the Obligations or any other obligation owed to Lenders by Obligors or any other person. To the extent allowed by law, Obligors waive any right that Obligors may have to require Lenders to defend against or pursue any third person or any other collateral for any of the Obligations, and Obligors waive any defenses based upon any claim that Lenders did not perfect or continue the Security Interest, impaired the Collateral, or did not obtain a commercially reasonable amount for the Collateral at a sale or disposition. Obligors also waive demand, protest, notice of protest, notice of default or dishonor, notice of payment or nonpayment (at maturity or otherwise), release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Lenders on which Obligors may in any way be liable.

All Lenders' rights and remedies shall be cumulative and may be exercised separately, successively or simultaneously. No waiver, delay or failure by Lenders to exercise any right or remedy accruing upon default shall (i) impair any right or remedy of Lenders, (ii) waive any default, or (iii) affect any prior or subsequent default of the same or a different nature. Election by Lenders to pursue any right or remedy shall not exclude pursuit of any other right or remedy, and an election to make expenditures or to take action to perform an obligation of any Obligor under this Security Agreement, after an Obligor's failure to perform, shall not affect Lenders' right to declare a default and to exercise its rights and remedies.

Upon default, Obligors will, jointly and severally, pay Lenders for all reasonable expenses of retaking, holding, preparing for disposition, processing, and disposing of the Collateral, including reasonable attorneys' fees and legal expenses incurred by Lenders. In addition, if Lenders take possession of the Collateral, regardless of whether a default has occurred, the reasonable expenses, including the cost of insurance and payment of taxes or other charges, incurred by Lenders in the custody, maintenance, preservation, use, or operation of the Collateral are jointly and severally chargeable to Obligors and are secured by the Collateral.

13. Notices. Any notice required or permitted to be given under this Security Agreement shall be sufficient if (i) in writing and (ii) sent by email and either (1) personally delivered, (2) sent by certified or registered mail, return receipt requested and postage prepaid, or (3) sent by overnight U.S. Express mail or overnight letter (commercial courier), to the party's address as set forth below. Any notice required or permitted to be given under this Security Agreement shall be deemed effective upon receipt or failure to accept delivery. Notice of any change in address shall be given as set forth in this section, provided that any notice sent prior to actual receipt of such notice of a change of address shall be deemed to be validly given.

If to the Lenders, notice shall be delivered to:

Michael J. Roeschenthaler, Esq.
Whiteford, Taylor & Preston L.L.P.
11 Stanwix Street, Suite 1400
Pittsburgh, PA 15222
mroeschenthaler@wtplaw.com

with a copy to

David W. Gaffey, Esq.
Whiteford, Taylor & Preston L.L.P.
3190 Fairview Park Drive, Suite 800
Falls Church, VA 22042
dgaffey@wtplaw.com

If to Obligors, notice shall be delivered to:

Andrea Cataneo, Esq.
Mitchell Silberberg & Knupp LLP
437 Madison Ave., 25th Floor
New York, NY 10022
ajc@msk.com

14. Governing Law; Venue. Obligors agree that this Agreement shall be construed according to the laws of the State of Colorado (excluding, however, conflict of laws principles which would defeat the application of Colorado substantive law). ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN COLORADO OR THE COURTS OF THE STATE OF COLORADO AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY'S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING

BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15. Advice of Counsel. Obligors acknowledge that each has either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult such independent legal counsel. Obligors likewise acknowledge and agree that they (a) have read and understand the contents of this Agreement, (b) have had the opportunity to consult with counsel throughout the negotiation and execution of this Agreement, and (c) have acted voluntarily and without duress in connection with the execution and delivery of this Agreement and without reliance upon any promise or representation of any person or persons acting for or on behalf of the Lenders.

16. Indemnification. Each Obligor hereby agrees to indemnify and hold harmless each of the Lenders (the "Indemnitees") from any losses, damages, liabilities, claims, and related expenses (including the fees and expenses of counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any person (including any Obligor other than such Indemnitee, arising out of, in connection with, or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Obligations to be the legal, valid, and binding obligations of any party enforceable in accordance with their terms, whether brought by a third party or by such Obligor.

17. Additional Representations, Warranties & Covenants of Obligors. Each Obligor jointly and severally represents and warrants that: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, (b) has full entity and other power and authority, and the legal right, to execute, deliver and perform the Guaranty Documents to which it is a party. Each of the Borrower and the Obligors has taken all necessary organizational and governance action to authorize the execution, delivery and performance of the Guaranty Documents to which it is a party including, without limitation, obtaining the authorization, approval and consent under each respective Operating Agreement of both the Manager (as defined in the applicable Operating Agreement) and the Member (as defined in the applicable Operating Agreement). No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other party or person is required in connection with the execution, delivery, performance, validity or enforceability of the Guaranty Documents. The execution, delivery and performance of the Guaranty Documents will not violate or conflict with any requirement of law or any contractual obligation of any party and will not result in, or require, the creation or imposition of any lien or security interest on any of their respective properties or assets pursuant to any requirement of law or any such contractual obligation (other than the security interests, liens and rights created by the Guaranty Documents). Each of the Obligors covenants and agrees that it will perform and observe all of the terms, covenants, and agreements set forth in the Forbearance Agreement or the Guaranty Documents that are required to be performed or observed by it.

18. General Provisions.

a. All Obligors signing this Security Agreement are jointly and severally liable.

b. Obligors agree to execute all records and to take whatever other steps are required or requested by Lenders, and to cooperate with Lenders, at any time to comply with the documents evidencing or securing their rights, and to effectuate the rights granted to Lenders in this Security Agreement.

c. In case any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision (or remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision (or part thereof) had never been contained herein but only to the extent it is invalid, illegal, or unenforceable.

d. This Security Agreement shall bind all persons who become bound as an obligor to this Security Agreement, and shall bind and inure to the benefit of the parties and their heirs, personal representatives, successors and assigns. Obligors shall not assign their rights and interests under this Security Agreement without the prior written approval of Lenders.

e. This Security Agreement (including any exhibits, all of which are incorporated in and made a part of this Security Agreement by this reference) contains the entire agreement of the parties concerning its subject matter. Obligors may not use any oral statement to contradict or alter the written terms of, or raise a defense to, this Security Agreement. Any modification to this Security Agreement must be in writing and properly authenticated by Obligors and Lenders.

f. Each party hereby represents and warrants that its entry into and its performance of its obligations under this Security Agreement are fully authorized and that all necessary actions therefor have been taken by it, and the person(s) signing this Security Agreement below on such party's behalf represents and warrants that he or she is fully authorized to do so.

g. Captions in this Security Agreement are used for convenience only and are not to be used in construing this Security Agreement. Words in the singular include the plural and vice versa, any one gender includes all other genders, "includes" and "including" are not limiting, "or" is disjunctive but not exclusive, and "all" includes "any" and vice versa.

[***Signatures on Following Pages***]

IN WITNESS WHEREOF, the below parties have caused this Agreement to be duly executed under seal and delivered as of the date first above written.

OBLIGORS:

PURE HARVEST COLORADO, LLC

By: PURE HARVEST CORPORATE GROUP, INC., AS SOLE MEMBER & MANAGER

By: Matthew Gregarek
Name: Matthew Gregarek
Its: Manager

SOFA KING MEDICINAL WELLNESS PRODUCTS, LLC

By: PURE HARVEST COLORADO, LLC, AS SOLE MEMBER & MANAGER

By: PURE HARVEST CORPORATE GROUP, INC., AS SOLE MEMBER & MANAGER

By: Matthew Gregarek
Name: Matthew Gregarek
Its: Manager

LENDERS:

[redacted]

____

[redacted]

____

[redacted]

By: ________________________________
[redacted]

Title: ______________________________

[redacted]

____

EXHIBIT A

d. Pledge of Units.

(i) Notwithstanding any other provision in this Agreement, the Member shall be entitled to pledge its Financial Assets and Units to, and otherwise grant a lien and security interest in its Financial Assets and Units and all of its right, title and interest under this Agreement in favor of, the Company's lenders (or an agent on behalf of such lenders) without any further consents, approvals or actions required by such lenders (or agent), the Manager, the Member, the Company or any other person under this Agreement or otherwise. So long as any such pledge of or security interest in the Member's Financial Assets or Units is in effect, no consent of the Company or the Member shall be required to permit a pledgee, its successors or assigns or any transferees thereof to be substituted for the Member under this Agreement and no restrictions on the sale, transfer or other disposition of the Units set forth in this Agreement shall apply to the acquisition of the Units by a pledgee, its successors or assigns or any transferees thereof, in each case, upon the exercise of such pledgee's rights with respect to such Units (including in connection with any foreclosure). So long as any pledge of any Units is in effect, this Section 6(d) shall inure to the benefit of such pledgee and its successors, assigns and designated agents, as an intended third party beneficiary, and no amendment, modification or waiver of, or consent with respect to, this Section 6(d) shall in any event be effective without the prior written consent of such pledgee. Any amendment, modification or waiver of this Section 6(d) without such consent shall be null and void.

(ii) The ownership of Units by the Member shall be evidenced by a certificate issued by the Company (the "**Membership Certificate**"). The Company and the Member hereby acknowledge and agree that all limited liability company interests in the Company, including the Units, pursuant to the terms of Section 8-103(c) of the Uniform Commercial Code, constitute "securities" governed by Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) and all other provisions of the Uniform Commercial Code as in effect from time to time in the State of Colorado and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code and all other provisions of the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction. The certificate evidencing limited liability company interests issued by the Company shall state that the Company is a limited liability company formed under the laws of the State of Colorado, the name of the Member to whom such Membership Certificate is issued and bear the following legend: "This certificate evidences limited liability company interests ("**Units**") in Sofa King Medicinal Wellness Products, LLC (the "**Company**"), which shall be securities governed by Article 8 of the Uniform Commercial Code and all other provisions of the Uniform Commercial Code as in effect from time to time in the State of Colorado and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code and all other provisions of the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction." Any purported amendment to this provision, shall not take effect until all outstanding certificates have been surrendered to the Company for cancellation. So long as any pledge of any Units is in effect, this Section 6(d) shall inure to the benefit of such pledgee and its successors, assigns and designated agents, as an intended third party beneficiary and no amendment, modification or waiver of, or consent with respect to, this Section 6(d) shall in any event be effective without the prior written consent of such pledgee. Any amendment, modification or waiver of this Section 6(d) without such consent shall be null and void.

(iii) Notwithstanding any other provision of this Agreement (including any transfer restrictions set forth herein), in the event that a default shall have occurred or exist under that certain Security Agreement (as such Security Agreement may be amended, modified, supplemented or restated from time to time) dated as of March __, 2022 (the "**Security Agreement**") among: (i) the Company and Pure Harvest Colorado, LLC, as obligors (the "**Obligors**"), and (i) the "Lenders" named therein and parties thereto, said Lenders from time to time shall be entitled to exercise any of their

respective rights and remedies with respect to Units in the Company, and (ii) the Member hereby irrevocably consents to the transfer of any Units and all related management and other rights in the Company to such Lenders.

(iv) The provisions of this Section 6(d) notwithstanding, the Company shall ensure that any transfer of Membership Certificates or Units representing ownership of the Company shall strictly comply will all applicable rules and regulations imposed by the Colorado Department of Revenue Marijuana Enforcement Division (the "**MED**") as relate to the ownership and/or control of a licensed marijuana business operating in the State of Colorado. In complying with its obligations under this Section 6(d), the Company shall not take or allow to be taken any actions that would violate the rules governing the Colorado cannabis industry promulgated by the MED under 1-CCR 212-3. In the event that any transfer of Membership Certificate or Units representing ownership of the Company is determined to constitute a violation of any applicable rules and regulations promulgated or imposed by the MED, the Company shall reasonably cooperate with requests by Lenders from time to time to remove, limit or otherwise resolve any such violation in order otherwise accomplish the intended transfer of Membership Certificates or Units. The parties acknowledge that they have entered into this Security Agreement, the Forbearance Agreement and the Guaranty all in reliance and premised upon the full and effective pledge to Lenders of a Membership Certificate representing all of the Units as set forth therein, and that the same forms an essential and fundamental basis of the bargain between the parties.

EXHIBIT B

MEMBERSHIP CERTIFICATE

Certificate No. 1	**SOFA KING MEDICINAL WELLNESS PRODUCTS, LLC**	**100% of Equity Units & 100% of Voting Units**

This certificate evidences limited liability company interests ("***Units***") in **SOFA KING MEDICINAL WELLNESS PRODUCTS, LLC**, a Colorado limited liability company (the "***Company***"), which shall be securities governed by Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Colorado and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

THIS CERTIFIES THAT Pure Harvest Colorado, LLC, a Colorado limited liability company (the "***Member***"), is the sole registered holder of Common Units in the Company, representing 100% of Units in the Company.

IN WITNESS WHEREOF, the duly authorized signatory of the Member has executed this Membership Certificate as of this __th day of March 2022.

PURE HARVEST COLORADO, LLC, AS SOLE MEMBER & MANAGER

By: PURE HARVEST CORPORATE GROUP, INC., AS SOLE MEMBER & MANAGER

By: Matthew Gregarek
Name: Matthew gregarek
Its: Manager

THE UNITS REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER ANY SECURITIES LAW AND THE TRANSFERABILITY OF SUCH UNITS IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, OFFERED FOR SALE, ASSIGNED OR TRANSFERRED, NOR WILL ANY ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS BY THE ISSUER FOR ANY PURPOSES, UNLESS (I) A REGISTRATION UNDER THE SECURITIES ACT OF 1933 (AS AMENDED) WITH RESPECT TO SUCH UNITS SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS, OR (II) SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS.

ADDITIONALLY, NO UNITS REPRESENTED BY THIS INSTRUMENT MAY BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT AS PROVIDED IN THE LIMITED LIABILITY COMPANY AGREEMENT OF THE COMPANY, COPIES OF WHICH ARE ON FILE IN THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON REQUEST AND WITHOUT CHARGE TO ANY HOLDER.

CERTIFICATE FOR
100% of Units
of

SOFA KING MEDICINAL WELLNESS PRODUCTS, LLC
a Colorado limited liability company

issued to

PURE HARVEST COLORADO, LLC

Dated March 25, 2022

For Value Received, _hereby sell(s), assign(s) and transfer(s) unto

____

100% of the Common Units represented by the within Membership Certificate, and do(es) hereby irrevocably constitute and appoint ______________________________

_____Attorney to transfer the said Common Units on the books of the within named Company with full power of substitution in the premises.

Dated 3/28/22

PURE HARVEST COLORADO, LLC, AS SOLE MEMBER & MANAGER

By: PURE HARVEST CORPORATE GROUP, INC., AS SOLE MEMBER & MANAGER

By: Matthew Gregarek

Name: Matthew Gregarek

Its: Manager